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                                 Exhibit 99 (2)




FOR IMMEDIATE RELEASE
Tues., Jan. 16, 1996


WELLS FARGO INCREASES DIVIDEND ON COMMON STOCK TO $1.30
   UP FROM $1.15


     The Board of Directors of Wells Fargo & Co. (NYSE: WFC) today increased its regular quarterly dividend on common stock to $1.30 per share. This dividend represents a 15 cent increase from the previous dividend of $1.15 per share that was announced Oct. 17, 1995.

     The dividend will be payable Feb. 20, 1996 to shareholders of record at the close of business Jan. 31, 1996.